Exhibit 10.1

RECKSON OPERATING PARTNERSHIP, L.P.,

as Issuer

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 25, 2007

Supplementing the Indenture, dated as of March 26, 1999, among

Reckson Operating Partnership, L.P., as Issuer, Reckson Associates Realty Corp., as Guarantor,
and The Bank of New York, as Trustee.

THE BANK OF NEW YORK,

as Trustee

FIRST SUPPLEMENTAL INDENTURE, dated as of January 25, 2007 (this “First Supplemental Indenture”), to the INDENTURE, dated as of March 26, 1999 (the “Indenture”), among Reckson Operating Partnership, L.P., a Delaware limited partnership (the “Issuer”), Reckson Associates Realty Corp., a Maryland corporation (the “Guarantor” or “Reckson”), and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”), which governs the terms of the Issuer’s 4.00% Exchangeable Senior Debentures due 2025 (the “Debentures”), 5.875% Notes due 2014 (the “5.875% Notes”), 5.15% Notes due 2011 (the “5.15% Notes”), 6.00% Notes due 2007 (the “6.00% Notes due 2007”), 7.75% Notes due 2009 (the “7.75% Notes”) and 6.00% Notes due 2016 (the “6.00% Notes due 2016” and, together with the Debentures, 5.875% Notes, 5.15% Notes, 6.00% Notes due 2007 and 7.75% Notes, the “Notes”).

WHEREAS, the Debentures are also governed by the terms of the Officers’ Certificate, dated June 27, 2005 (the “Officers’ Certificate”), pursuant to which the Debentures were established;

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 3, 2006 (the “Merger Agreement”), among the Issuer, the Guarantor, SL Green Realty Corp., a Maryland corporation (“Purchaser”), Wyoming Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of Purchaser (“Merger Sub”), Wyoming Acquisition GP LLC, a Delaware limited liability company (“Acquisition GP”), and Wyoming Acquisition Partnership LP, a Delaware limited partnership (“Acquisition LP”), Reckson will be merged (the “Merger”) with and into Merger Sub and Merger Sub shall be the surviving corporation (the “Surviving Corporation”), Acquisition LP with merge with and into the Issuer and the Issuer shall be the surviving partnership (the “Partnership Merger”) and the name of the Surviving Corporation will be Reckson Associates Realty Corp.;

WHEREAS, the Merger and the Partnership Merger occurred on January 25, 2007;

WHEREAS, Section 901(1) of the Indenture provides that, without the consent of the Holders, the Issuer, the Guarantor and the Trustee may amend the Indenture to provide for the assumption of the Guarantor’s obligations to the Holders of the Notes in the case of a merger or consolidation or a sale of all or substantially all of such entity’s assets pursuant to Section 803 of the Indenture;

WHEREAS, the parties hereto wish to amend the Indenture to replace Reckson with the Surviving Corporation as the Guarantor under the Indenture upon the consummation of the Merger;

WHEREAS, Section 4.10 of the Officers’ Certificate provides, among other things, that if the Guarantor is a party to a transaction that constitutes a Public Acquirer Change of Control, the Issuer may irrevocably elect to change the exchange obligation of the Guarantor with respect to the Debentures into an obligation to deliver, upon exchange of Debentures, cash, shares of Acquirer Common Stock, or a combination thereof, at the election of the Guarantor, in the same manner as the Guarantor would otherwise be required to satisfy its exchange obligations in accordance with the provisions of Section 4.12 of the Officers’ Certificate, and, in connection with such election, the Exchange Rate in effect immediately prior to the effective time of such Public Acquirer Change of Control will be adjusted in accordance with the provisions of Section 4.10 of the Officers’ Certificate;

WHEREAS, the parties hereto wish to amend the Indenture to irrevocably elect to change the exchange obligation of the Guarantor with respect to the Debentures into an obligation to deliver, upon exchange of Debentures, cash, shares of common stock of Purchaser, or a combination thereof, at the election of Purchaser, in the same manner as Purchaser would otherwise be required to satisfy its exchange obligations in accordance with the provisions of Section 4.12 of the Officers’ Certificate;

WHEREAS, Section 801 and 803 of the Indenture and Section 4.16 of the Officers’ Certificate provide that following the consummation of any transaction pursuant to which the Debentures become exchangeable into common stock or other securities issued by a third party, such third party will fully and unconditionally guarantee all obligations under the Debentures;

WHEREAS, the parties hereto wish to amend the Indenture to provide for the full and unconditional guarantee by Purchaser of all obligations under the Debentures and the Indenture with respect to the Debentures;

WHEREAS, Section 901(9) of the Indenture provides that, without the consent of the Holders, the Issuer, the Guarantor and the Trustee may amend the Indenture to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the Holders of Notes in any material respect;

WHEREAS, the Issuer believes that (i) the Indenture and the Officers’ Certificate should be corrected and supplemented to provide for the adjustment of the Reference Dividend following the occurrence of a Public Acquirer Change of Control and (ii) such correction shall not adversely affect the interests of the Holders of Notes in any material respect;

WHEREAS, the parties wish to amend the Indenture and the Officers’ Certificate to provide for the adjustment of the Reference Dividend following the occurrence of a Public Acquirer Change of Control; and

WHEREAS, this First Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Issuer.

NOW, THEREFORE, the parties hereto agree as follows for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

Amendments

Section 1.01.                             Amendment to Article III of Officers’ Certificate.  As of the effective time of the Merger, the following definition in Article III of the Officers’ Certificate shall be amended and restated in its entirety to read as follows:

““Company Common Shares” means shares of common stock, par value $0.01 per share, of the Company or, following the occurrence of a Public Acquirer Change of Control and the election by the Operating Partnership to adjust the Exchange Rate and the exchange right for a Public Acquirer Change of Control as described in Section 4.10 hereof, shares of Acquirer Common Stock.”

Section 1.02.                             Amendment to Section 4.14(d) of Officers’ Certificate.  As of the effective time of the Merger and pursuant to Section 902(9) of the Indenture, Section 4.14(d) of the Officers’ Certificate shall be amended by the addition of the following paragraphs at the end thereof:

“The Reference Dividend shall also be subject to adjustment following the Operating Partnership’s election to adjust the exchange right and exchange obligation in connection with a Public Acquirer Change of Control as described in Section 4.10.  Any such adjustment will be effected by adjusting the Reference Dividend in a manner inversely proportional to the adjustment to the Exchange Rate made in connection with any such Public Acquirer Change of Control.

Whenever the Reference Dividend is adjusted as herein provided, the Company or the Operating Partnership shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Reference Dividend after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Promptly after delivery of such certificate, the Company or the Operating Partnership shall prepare a notice of such adjustment of the Reference Dividend setting forth the adjusted Reference Dividend and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Reference Dividend to the holders of the Debentures within 20 Business Days of the Effective Date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.”

ARTICLE II

Agreement to be Bound; Public Acquirer Change of Control Election

Section 2.01.                             New Guarantor.   As of the effective time of the Merger and pursuant to Section 803 of the Indenture, the Surviving Corporation hereby assumes the obligations of Reckson as the Guarantor under the Guarantee and the performance of every other covenant of the Indenture on the part of the Guarantor to be performed or observed.  The Surviving Corporation agrees to become a party to the Indenture and as such will have all of the rights and be subject to all of the obligations and agreements of the Guarantor under the Indenture.  The Surviving Corporation agrees to be bound by all of the provisions of the Indenture relating to the Guarantor and to perform all of the obligations and agreements relating to the Guarantor under the Indenture.

Section 2.02.                             Purchaser Guarantee of Debentures.  As of the effective time of the Merger and pursuant to Section 4.16 of the Officers’ Certificate, Purchaser hereby fully and unconditionally guarantees all obligations under the Debentures and the Indenture with respect to the Debentures.

Section 2.03.                             Public Acquirer Change of Control Election.  As of the effective time of the Merger and pursuant to Section 4.10 of the Officers’ Certificate, the Issuer hereby irrevocably elects to change the exchange obligation of the Guarantor with respect to the Debentures into an obligation to deliver, upon exchange of Debentures, cash, shares of common stock of Purchaser, or a combination thereof, at the election of Purchaser, in the same manner as Purchaser would otherwise be required to satisfy its exchange obligations in accordance with the provisions of Section 4.12 of the Officers’ Certificate, and, in connection with such election, the Exchange Rate in effect immediately prior to the effective time of such Public Acquirer Change of Control shall be adjusted in accordance with the provisions of Section 4.10 of the Officers’ Certificate.

ARTICLE III

Miscellaneous

Section 3.01.                             Interpretation.  Upon execution and delivery of this First Supplemental Indenture and as of the effective time of the Merger, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture shall control. The Indenture, as modified and amended by this First Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Notes.  In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified and amended by this First Supplemental Indenture, shall control.

Section 3.02.                             Conflict with Trust Indenture Act.  If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

Section 3.03.                             Severability.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.04.                             Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture or, if not defined therein, in the Officers’ Certificate.

Section 3.05.                             Headings.  The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.06.                             Benefits of Supplemental Indenture, etc.  Nothing in this First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

Section 3.07.                             Successors.  All agreements of the Issuer, the Surviving Corporation and Purchaser in this First Supplemental Indenture shall bind their successors.  All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

Section 3.08.                             Trustee Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 3.09.                             Certain Duties and Responsibilities of the Trustee.  In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 3.10.                             Governing Law.  THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.11.                             Counterparts.  The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  Facsimile transmission of any signature and/or retransmission of any signature will be deemed the same as delivery of an original.

Section 3.12.                             Effectiveness of Amendments.  The amendments to the Indenture set forth in this First Supplemental Indenture shall become effective as of the effective time of the Merger.

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IN WITNESS WHEREOF, each party hereto has caused this First Supplemental Indenture to be signed by its officer thereunto duly authorized as of the date first written above.

RECKSON OPERATING PARTNERSHIP, L.P., as Issuer

By: Reckson Associates Realty Corp., its Managing General Partner

By:	/s/ Andrew Levine
Name: Andrew Levine
Title: Secretary

RECKSON ASSOCIATES REALTY CORP., as Guarantor

By:	/s/ Andrew Levine
Name: Andrew Levine
Title: Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Julie Salovitch-Miller
Name:Julie Salovitch-Miller
Title: Vice President

SL GREEN REALTY CORP.

By:	/s/ Andrew Levine
Name: Andrew Levine
Title: Executive Vice President